UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 18, 2017

VERSHIRE CORPORATION.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609 Jie Yang Building 271 Lockhart Road Wanchai Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2017, the Board of Vershire Corporation (the “Company”) accepted the resignation of i) Mr. Wong Oon Leong as Chief Executive Officer, President and Director of the Company and ii) Mr. Wong Boon Thye as Treasurer, Chief Financial Officer and Director of the Company. None of the directors has indicated that their resignation was due to differences or disagreements with the Company’s executive management or Board of Directors. Furthermore, Mr. Yoke Chong Sin tendered his resignation of his position as Secretary of the Company on June 18, 2017 and he has indicated that there was no differences or disagreements with the Company.

On the same date that Mr. Wong Oon Leong and Mr. Wong Boon Thye resigned as director and officers of the Company, the Board appointed Mr. Daobing Song as Chief Executive Officer, President, Treasurer, Chief Financial Officer, Secretary and Director of the Company.

DIRECTOR BIOGRAPHIES

Mr. Daobing Song

Mr. Daobing Song, age 44, was appointed as the Chief Executive Officer, President, Treasurer, Chief Financial Officer, Secretary and Director of the Company on June 18, 2017. In the past 5 years, Mr. Song has been an entrepreneur working on eCommerce platforms and consulting to businesses in automating their processes. Mr. Song has over 15 years of experience in computer, networking, programming and related consultancy.

Mr. Song is not an officer of any other United States reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2017	VERSHIRE CORPORATION.

By: /s/ Daobing Song
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Name: Daobing Song
Title: President, Chief Executive Officer, Director